Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement (“Amendment”) dated October 16, 2024 (“Amendment Effective Date”) is made between SENSUS HEALTHCARE, INC., a Delaware corporation (singularly and collectively, if more than one party, “Borrower”), and COMERICA BANK, a Texas banking association (“Bank”).

(a) Borrower and Bank entered into a Credit Agreement dated September 11, 2023 (“Credit Agreement”), providing terms and conditions governing certain loans and other credit accommodations extended by Bank to Borrower (“Indebtedness”).

(b) Borrower and Bank have agreed to amend the terms of the Credit Agreement as provided in this Amendment.

NOW, THEREFORE, Borrower and Bank agree as follows:

1. Capitalized Terms. In this Amendment, capitalized terms that are used without separate definition shall have the meanings given to them in the Credit Agreement.

2. Amendments. The Credit Agreement is amended as follows:

(a) The following terms and their respective definitions are hereby added to Section 1(a) of the Credit Agreement in their respective alphabetical order:

““Net Income” means, in respect of any applicable Person(s), and for any applicable period of determination, the net income (or loss) of such Person(s) for such period, but excluding, in any event: (a) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains, and any tax deductions or credits on account of any excluded losses; and (b) in the case of Borrower, net earnings of any Person in which Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash Distributions.”

(b) Section 4(a)(iv), Section 4(a)(v), Section 4(a)(vi), and Section 4(a)(vii) are amended to read in its entirety as follows:

“(iv) Within thirty (30) days after request by Bank, accounts payable agings of Borrower as of such time, certified by an Authorized Officer of Borrower.

(v) Within thirty (30) days after request by Bank, accounts receivable agings of Borrower as of such time, certified by an Authorized Officer of Borrower.

(vi) Within thirty (30) days after request by Bank, inventory reports of Borrower as of such time, certified by an Authorized Officer of Borrower.

(vii) [Reserved].”

(c) Section 4(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(b) Keeping of Books and Records; Inspections and Audits. Keep proper books of record and account in which full and correct entries in all material respects shall be made of all of its financial transactions and its assets and businesses so as to permit the presentation of financial statements (including, without limitation, any financial statements required to be delivered to Bank pursuant to this Agreement) prepared in accordance with GAAP; permit Bank, or its representatives, at reasonable times (during normal business hours) and intervals and upon Borrower’s receipt of reasonable prior written notice, to visit all of Borrower’s offices and to make inquiries as to Borrower’s respective financial matters with its respective directors, officers, employees, and independent certified public accountants (in the presence of an officer of Borrower); and permit Bank, through Bank’s authorized attorneys, accountants and representatives, to inspect, audit and examine Borrower’s books, accounts, records, ledgers and assets and properties of every kind and description, wherever located, at all reasonable times, upon request on Bank, during normal business hours and upon Borrower’s receipt of reasonable prior written notice, including, without limit, audits of Borrower’s accounts receivable, inventory and other Collateral to be conducted in Bank’s sole discretion (unless during the continuance of an Event of Default or as otherwise required by Bank to fulfill its regulatory and compliance requirements, standards and processes). Borrower shall reimburse Bank for all reasonable costs and expenses incurred by Bank in connection with such inspections, examinations and audits, and to pay to Bank such fees as Bank may reasonably charge in respect of such inspections, examinations and audits, or as otherwise mutually agreed upon by Borrower and Bank.”

(d) Section 4(j) (Liquid Assets) and Section 4(k) (Loan Fee) are amended to read in its entirety as follows:

“(j) Liquid Assets. As of the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2024, maintain Liquid Assets at not less than $10,000,000.

(k) Loan Fee. [Reserved].”

(e) The following are added as new subsections (l) and (m) to Section 4 as follows:

“(l) Net Income. As of the end of each fiscal quarter of Borrower, commencing with the fiscal quarter ending December 31, 2024, maintain its Net Income for the fiscal quarter then-ended at not less than $1, and the relevant period of determination of which shall be the four (4) fiscal quarters ending as of each such date of calculation.

(m) RBM Contract. Do or cause to be done all things necessary to preserve and keep in full force and effect its current contract with its primary supplier, RBM SERVICES, LLC, a Tennessee limited liability company (the “RBM Contract”), and Borrower hereby represents and warrants that said contract is in full force and effect and that there are no Defaults or Events of Default thereunder.”

(f) The following is added as new subsection (m) to Section 6 as follows:

“(m) the occurrence or existence of any Default or Event of Default under the RBM Contract.”

3. Representations. Borrower represents and agrees that:

(a) Except as expressly modified in this Amendment, (i) the representations and warranties set forth in the Credit Agreement as modified and in each of the Loan Documents remain true and correct in all respects, except to the extent that they expressly speak as of a specific prior date, and (ii) the covenants set forth in the Credit Agreement continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment.

(b) Execution, delivery, and performance of this Amendment by Borrower are all within Borrower’s corporate powers, and when executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of Borrower enforceable in accordance with its terms, and will not conflict with or violate any of Borrower’s formation documents or any agreement, instrument, law, or order to which Borrower or any material portion of its assets is subject or bound.

(c) Except for events or conditions for which Bank is giving its waiver in this Amendment, there is no default continuing under the Credit Agreement, or any related document, agreement, or instrument, and no event has occurred or condition exists that is or, with the giving of notice or lapse of time or both, would be such a default.

4. Conditions Precedent. The effectiveness of this Amendment is subject to Bank’s receipt of or Borrower’s satisfaction of all of the following and failure to deliver any one or more of the following shall constitute a default under the Credit Agreement:

(a) this Amendment and the documents identified on attached Exhibit A, each duly executed by Borrower and/or other party, as applicable;

(b) resolutions authorizing the execution and delivery of this Amendment, in form acceptable to Bank;

(c) payment of all of Bank’s expenses incurred through the date of this Amendment together with the costs of recording any amendment required by this Amendment and upon Borrower’s execution of this Amendment, Bank will be authorized to charge any deposit or other account of Borrower maintained with Bank for such expenses; and

(d) such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

5. Waiver of Default. Borrower acknowledges that it is not in compliance with the Credit Agreement because it has failed to comply with Section 4(b) (Audit) as of July 9, 2024 (“Identified Default”). Bank waives any default or Event of Default under the Credit Agreement arising out of the Identified Default as of the stated date, but does not waive compliance with that Section at or for any subsequent time or period. This provision is not a waiver of or consent to any other event, condition, transaction, act or omission whether related or unrelated to the Identified Default. This provision shall not be deemed to constitute or be construed as a course of dealing obligating Bank to provide any waiver, amendment, consent or other modification of the terms provided in the Loan Documents to Borrower at any time or to confer on Borrower any right to notice or cure periods with respect to any further Event of Default.

6. No Other Changes. Except as specifically provided in this Amendment, it does not vary the terms and provisions of any of the Loan Documents (“Loan Documents”). This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Credit Agreement. On and after the Amendment Effective Date, each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and this Amendment shall be deemed to be one of the Loan Documents.

7. Ratification. Except for the modifications under this Amendment, the parties ratify and confirm the Credit Agreement and the Loan Documents and agree that they remain in full force and effect.

8. Confirmation of Lien Upon Collateral. Borrower acknowledges and agrees that the Indebtedness of Borrower under the Credit Agreement and the Loan Documents and the individual advances under the Indebtedness are secured by the Collateral (as defined in the Credit Agreement) and that the Security Agreement constitutes a valid, legal, and binding agreement and obligation of Borrower. The Collateral is and shall remain subject to and encumbered by the lien, charge, and encumbrance of any applicable Loan Document, and nothing herein contained shall affect or be construed to affect the lien or encumbrance created by any applicable Loan Document respecting the Collateral, or its priority over other liens or encumbrances.

9. Further Modification; No Reliance. This Amendment may be altered or modified only by written instrument duly executed by Borrower and Bank. In executing this Amendment, Borrower is not relying on any promise or commitment of Bank that is not in writing signed by Bank. This Amendment shall not be more strictly construed against any one of the parties as compared to any other.

10. Entire Agreement. This Amendment contains the entire agreement of the parties with respect to the transactions covered hereby, superseding all negotiations, prior discussions, and preliminary agreements made prior to the Amendment Effective Date, including but not limited to any term sheet, proposal, letter of intent, or commitment letter.

11. Severability. Each of the provisions contained in this Amendment shall be severable, and the unenforceability of one shall not affect the enforceability of any others or of the remainder of this Amendment.

12. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

13. No Defenses. Borrower acknowledges, confirms, and warrants to Bank that as of the date hereof Borrower has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, this Amendment, the Credit Agreement, the Loan Documents and/or the individual advances under the Indebtedness, or against any of the indebtedness evidenced or secured thereby.

14. Release and Waiver. Borrower waives, discharges, and forever releases Bank, Bank’s employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or whether any such claims, causes of action, allegations or assertions arose as result of Bank’s actions or omissions in connection with the Credit Agreement, any other Loan Document, any amendments, extensions or modifications thereto, or Bank’s administration of the Indebtedness or otherwise.

15. THIS WRITTEN LOAN AGREEMENT AND THE OTHER “LOAN AGREEMENTS” (AS DEFINED IN SECTION 26.02(A)(2) OF THE TEXAS BUSINESS & COMMERCE CODE, AS AMENDED) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THIS WRITTEN LOAN AGREEMENT AND THE OTHER WRITTEN LOAN AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

16. Expenses. Borrower shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Bank incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment. Borrower hereby authorizes Bank to charge any deposit or other account of Borrower maintained with Bank for reimbursement of any such fees, costs, charges, expenses, and disbursements.

17. WAIVER OF JURY TRIAL.THE PARTIES HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) AT ANY TIME IN WHICH THEY ARE PARTIES ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE OTHER DOCUMENTS CONTEMPLATED HEREBY

18. Counterparts / Electronic Signatures. This Amendment may be executed in one or more counterparts, and by separate parties on separate counterparts, all of which shall constitute one and the same agreement. The signature of a party to any counterpart shall be sufficient to legally bind such party. Bank may remove the signature pages from one or more counterparts and attach them to any other counterpart for the purpose of having a single document containing the signatures of all parties. Facsimile copies of signatures or copies of signatures sent by electronic mail (as a “pdf” or “tif” attachment) shall be treated as manually signed originals for the purposes of this Amendment and the documents to be delivered pursuant to the Credit Agreement. Any party delivering an executed counterpart of this Amendment by facsimile or electronic mail also shall deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

19. Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the laws applicable to Loan Documents as provided in the Credit Agreement.

(signature(s) on the following page(s))

This Amendment No. 1 to Credit Agreement is executed and delivered as of the Amendment Effective Date.

COMERICA BANK,		SENSUS HEALTHCARE, INC.,
a Texas banking association		a Delaware corporation

By:	/s/ Indira Rachel Maharaj - Doorgasingh	By:	/s/ Michael Sardano
Name:	Indira Rachel Maharaj - Doorgasingh	Name:	Michael Sardano
Title:	Senior Vice President	Title:	President

Exhibit A

Closing Checklist

NOTICE: MULTIPLE COUNTERPARTS/SCANNED ORIGINALS

Comerica Bank (“Bank”) hereby acknowledges and agrees that the loan documents specifically included with this notice (i) may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument, and (ii) a photocopy, facsimile, .pdf or scanned copy of an executed counterpart of the attached loan document shall be sufficient to bind the party whose signature appears thereon. In addition, the recipients of the loan documents, by their receipt hereof, acknowledge and agree to provide originals of the loan documents to Bank immediately upon execution.

Notwithstanding the foregoing, if any of the loan documents require an original be recorded or filed with a county or other governmental agency (e.g., mortgages or deeds of trust), the funding of any loan or the advance of any draw request which are secured by any such documents will be delayed until either Bank receives evidence that the document has actually been recorded with a county or other governmental agency, whichever the case may be, or Bank has been issued gap insurance acceptable to Bank by a title insurance company approved by Bank.

CHECKLIST

Bank:	Comerica Bank, a Texas banking association
Borrower:	Sensus Healthcare, Inc., a Delaware corporation (“Borrower”)
Guarantors:	None
Transaction:	Amendment and increase to Revolving Line of Credit from $10,000,000 to $15,000,000 Amendment to Advance Formula Agreement Covenant and Reporting Amendments
Closing Date:	October _16_, 2024
Client Matter No:	022751.09723

Loan Documentation
1.	Recertification of Authority Documents (Borrower)
Exhibit A: Corporation Resolutions – Authority to Procure
Exhibit B: Certificate of Good Standing (DE) (9/24/24)
2.	Amendment No. 1 to Credit Agreement
3.	Amendment No. 1 to Master Revolving Note
4.	Termination of Advance Formula Agreement
5.	UCC-1 Financing Statement
6.	UCC-3 Amendment
7.	Notice: Multiple Counterparts/Scanned Originals
8.	Borrower’s Authorization
Due Diligence Documentation
9.	UCC and Tax Lien Search (Borrower) (DE)
Post-Closing Items
10.	Filed UCC-1 Financing Statement
11.	Filed UCC-3 Amendment

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